Filed Pursuant to Rule 424(b)(5)
Registration No. 333-275786

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and is effective. This preliminary prospectus supplement and accompanying prospectus are not an offer to sell these securities and we and the selling stockholders are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus Supplement dated March 26, 2024

PRELIMINARY PROSPECTUS SUPPLEMENT

(To prospectus dated December 8, 2023)

$50,000,000 of Shares of Common Stock

BOWMAN CONSULTING GROUP LTD.

We are offering $45,000,000 of shares of our common stock and the selling stockholders named in this prospectus (Gary Bowman, our President, Chief Executive Officer and Chair of the board of directors (the “Board”) and Michael Bruen, our Executive Vice President, Chief Operating Officer and a member of the Board) are offering an aggregate $5,000,000 of shares of our common stock. We will not receive any proceeds from the sale of shares of common stock by the selling stockholders. However, we will pay the offering expenses, other than underwriting discounts and commissions, incurred by the selling stockholders. See “Selling Stockholders.”

Our common stock is listed on The Nasdaq Global Market under the symbol “BWMN.” The last reported sale price of our common stock on The Nasdaq Global Market on March 25, 2024 was $39.68 per share.

We are an “emerging growth company” as defined under the federal securities laws and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus supplement and may elect to do so in future filings.

Investing in our common stock involves risks that are described in the ‘‘Risk Factors’’ section beginning on page S-14 of this prospectus supplement and in the section titled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which is incorporated into this prospectus supplement and the accompanying prospectus.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to us	$	$
Proceeds, before offering expenses, to the selling stockholders	$	$

(1)	We refer you to “Underwriting (Conflicts of Interest)” beginning on page S-27 of this prospectus supplement for additional disclosure regarding underwriting compensation.

The underwriters may also exercise their option to purchase up to an additional $7,500,000 of shares of common stock from us and the selling stockholders, at the public offering price, less the underwriting discounts and commissions, for 30 days after the date of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The shares will be ready for delivery on or about      , 2024.

BofA Securities	Baird	Roth Capital Partners

The date of this prospectus supplement is March , 2024.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document contains two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also supplements and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering.

You should read both this prospectus supplement and the accompanying prospectus, together with additional information described under the headings “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” in this prospectus supplement and the accompanying prospectus.

If the information set forth in this prospectus supplement or in the documents that we file or have filed with the Securities and Exchange Commission, or the SEC, differs from the information set forth in the accompanying prospectus or the information contained in any document incorporated by reference herein or therein, the information contained in the most recently dated document shall control.

Neither we, the selling stockholders, nor the underwriters have authorized anyone to provide you with different information. Neither we, the selling stockholders, nor the underwriters have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus supplement, the accompanying prospectus or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We, the selling stockholders and the underwriters do not take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

This prospectus supplement and the accompanying prospectus do not constitute an offer, or an invitation on behalf of us, the selling stockholders or the underwriters, to subscribe to or purchase any of our common stock, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

Neither the delivery of this prospectus supplement nor any sale made using this prospectus supplement implies that there has been no change in our affairs or that the information in this prospectus supplement is correct as of any date after the date of this prospectus supplement. You should not assume that the information in or incorporated by reference in this prospectus supplement prepared by us is accurate as of any date other than the date on the front cover of this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since that date.

Unless the context otherwise requires, when we use the words the “Company,” “Bowman,” “we,” “us,” “our,” or “our Company” in this prospectus supplement and the accompanying prospectus, we are referring to Bowman Consulting Group Ltd. and its consolidated subsidiaries. In addition, we interchangeably refer to gross contract revenue as “revenue” or “gross contract revenue” in this prospectus supplement and the accompanying prospectus.

Non-GAAP Financial Measures

This prospectus supplement contains references to net service billing, which is a financial measure not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”).

In the normal course of providing services to our customers, we routinely subcontract services and incur direct third-party contract expenses that may or may not be reimbursable and may or may not be billed to customers with mark-up. Gross revenue less revenue derived from pass-through sub-consultant fees and reimbursable expenses represents our net service billing, which is a non-GAAP financial measure, or that portion of our gross contract revenue attributable to services performed by our employees. Because the ratio of sub-contractor and direct expense costs to gross billing varies between contracts, gross revenue is not necessarily indicative of trends in our business. As a professional services company, we believe that metrics derived from net service billings, viewed in addition to, and not in lieu of, our reported GAAP results, more accurately demonstrate the productivity and profitability of our workforce. Our industry uses the calculation of net service billing to normalize peer performance assessments and provide meaningful insight into trends over time. However, our calculation of net service billing may not be comparable to similar measures disclosed by other companies and should not be considered as a substitute for, or in isolation from, GAAP financial measures. In addition, this prospectus supplement presents reconciliations of free cash flow, adjusted free cash flow, adjusted EBITDA and adjusted free cash flow conversion %, which are all non-GAAP financial measures, with their most comparable GAAP measure. See “Prospectus Supplement Summary—Non-GAAP Reconciliations.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus contain and incorporate by reference “forward-looking statements.” The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would,” “will” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements included in or incorporated by reference in this prospectus supplement may include, for example, statements relating to our expectations regarding acquisitions, including our potential acquisition of the Target (as defined herein), including timing for its completion; the anticipated impact of our acquisitions on our business; our intentions regarding integration of our acquired companies, including timing for such integrations; our intentions regarding our growth strategies and the focus of our acquisitions and resources, including the markets in which we intend to focus our growth initiatives; our expectations regarding opportunities for future growth and expansion; our expectations regarding organic growth in sales and strategies to expand our operating margins; our expectations regarding the use of our current liquidity and capital resources for acquisitions; our beliefs regarding our backlog growth as an indicator of our success; our belief regarding the resilience of our business; our belief that our sources of liquidity will be sufficient to fund our projected cash requirements and strategic initiatives for the next year; and our beliefs regarding our competitive strengths.

These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements. Important factors that could cause such differences include, but are not limited to:

•	our ability to retain the continued service of our key professionals and to identify, hire, retain and utilize additional qualified personnel;

•	changes in demand from the customers that we serve;

•

any material outbreak or material escalation of international hostilities, including developments in the conflict involving Russia and the Ukraine, or the Middle East and the economic consequences of related events such as the imposition of economic sanctions and resulting market volatility;

•

changes in general domestic and international economic conditions such as inflation rates, interest rates, tax rates, higher labor and healthcare costs, recessions, and changing government policies, laws and regulations;

•	our ability to obtain financing to fund our growth strategy and working capital requirements at commercially reasonable rates or at all;

•	the U.S. government and other governmental and quasi-governmental budgetary and funding approval process;

•	our ability to execute our acquisitions strategy, including successful completion of acquisitions and the integration of new acquisitions into our operations and financial reporting;

•	the possibility that our contracts may be terminated by our customers;

•	our ability to win new contracts and renew existing contracts on commercially reasonable terms or at all;

•	competitive pressures and trends in our industry and our ability to successfully compete with our competitors;

•	our dependence on a limited number of customers;

•	our ability to complete projects timely, in accordance with our customers’ expectations or profitably;

•	our ability to successfully manage our growth strategy;

•	our ability to raise capital in the future on commercially reasonable terms or at all;

•	the credit and collection risks associated with our customers;

•	our ability to comply with procurement laws and regulations;

•	changes in laws, regulations, or policies that directly or indirectly impact our business and operations;

•	weather conditions and seasonal revenue fluctuations that may adversely impact our financial results;

•	the enactment of legislation that could limit the ability of local, state and federal agencies to contract for our privatized services;

•	our ability to complete our backlog of uncompleted projects as currently projected;

•	the risk of employee misconduct or our failure to comply with laws and regulations;

•	our ability to control, and operational issues pertaining to, business activities that we conduct with business partners and other third parties;

•

our need to comply with a number of restrictive covenants and similar provisions in our credit facility that generally limit our ability to (among other things) incur additional indebtedness, create liens, make acquisitions, pay dividends and undergo certain changes in control, which could affect our ability to finance future operations, acquisitions or capital needs;

•	significant influence by our largest stockholder, Mr. Gary Bowman, our President, Chairman and Chief Executive Officer, and the existence of certain anti-takeover measures in our governing documents;

•	our intended use of the net proceeds from the sale of our common stock under this prospectus supplement; and

•

the factors identified in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “Annual Report on Form 10-K”), including those discussed under the heading “Risk Factors,” and in our other filings with the SEC.

You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties, and we urge you not to place undue reliance on any forward-looking statements, which reflect management’s current expectations and assumptions about future events and are based on currently available information as to the timing and outcome of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described or incorporated by reference under the heading “Risk Factors.”

Each of the forward-looking statements included in or incorporated by reference into this prospectus supplement speaks only as of the date of this prospectus supplement. We expressly disclaim any obligation to update or revise any forward-looking statement, all of which are expressly qualified in their entirety by this cautionary statement, whether as a result of new information, future events or otherwise. Historical results are not necessarily indicative of the results expected for any future period.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary of our business highlights certain of the information contained elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that may be important to you. You should carefully read this entire prospectus supplement and the accompanying prospectus, including any information incorporated by reference, which are described under the headings “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” herein and therein. In particular, you should carefully consider the risks and uncertainties described under the heading “Risk Factors” in this prospectus supplement and in the accompanying prospectus, as well as those contained in the other documents incorporated by reference and any related free writing prospectus.

Business Overview

Bowman is a professional services firm delivering innovative engineering solutions to customers who own, develop, and maintain the built environment. We provide planning, engineering, construction management, commissioning, environmental consulting, geospatial, survey, land procurement and other technical services to customers operating in a diverse set of end markets.

Gary Bowman, our President, Chairman, Chief Executive Officer, and largest individual stockholder, founded Bowman in 1995. Over the past 10 years, we have experienced a roughly five-fold increase in gross contract revenue to $346 million for the year ended December 31, 2023. We have achieved this increase in revenue through both organic growth and acquisitions. In 2023, we ranked 87th on the ENR Top 500 Design Firms list, up from 144th in 2021. As of December 31, 2023, we have a work force of more than 2,000 employees that provides services to thousands of customer projects both big and small, as well as both short- and long-term, from more than 90 offices throughout the United States and two offices in Mexico. As of December 31, 2023, we had approximately 11,500 active projects and more than 4,750 customers with active projects.

We work as both a prime and sub-consultant for a broad base of public and private sector customers that generally operate in regulated environments. Our public sector assignments originate from customers that are transportation departments, utilities, government agencies (federal, state, and local), military branches, school systems, water authorities and other general infrastructure operators. Our private sector customers include owners and operators from multiple industries such as investor-owned utilities, participants in the renewable energy and decarbonization marketplace, wastewater treatment operations, data center operators, developers and owners of residential and commercial real estate, big-box and convenience retail chains, mine operators and others. During each of the years ended December 31, 2023 and 2022, approximately 21% of our revenue was derived from public sector assignments.

We develop and maintain loyal and long-standing relationships with our customers that result in repeat assignments. We believe these relationships benefit us through lower business development and customer acquisition expenses as compared to those associated with developing new customers. Our strategic focus is on penetrating and expanding our presence in markets which best afford us opportunities to secure assignments that provide recurring revenue and multi-year customer assignments. These assignments typically produce dependable and predictable revenue streams resulting in high employee utilization which leads to increased profitability. More than 78% of our revenue for the year ended December 31, 2023 was derived from repeat customers, which we define as any customer from which revenue was earned in both the full years ended December 31, 2023 and 2022, excluding revenue derived from companies we acquired in 2023. Our customers are international, national, regional, and local in their focus. Our success in customer acquisition and retention is the result of our investment in relationships over time and the delivery of highly creative and cost-effective solutions.

Competitive Strengths

We are an agile, growth-oriented consulting and engineering services firm committed to providing essential technical and professional services to a broad base of long-term and repeat customers. The recurring needs of our customers for technical services to monetize and operate their assets makes us a very important part of their ongoing operations. Our commitment to quality and reliability with respect to designs, plans and customer service has enabled us to create durable, long-term customer relationships. We focus many of our business pursuits in end markets where laws and regulations create a level of complexity that places a premium on the value of our services, thereby providing us openings to develop new customer loyalty through creative problem solving. Our base of repeat customers and multi-year contracts reduce our customer acquisition expenses and provide increased visibility into future revenues, allowing us to make investments confidently to expand and take market share from competitors. We believe we have the following competitive strengths:

Scalable platform with differentiated capabilities and national reputation for operational excellence.

Our national presence and strong operational foundation support our growth across geographic regions and services offerings. Our scale has helped to create a national brand within our industry associated with high quality and timely delivery of technical services. We believe the reputation of our brand allows us to extend existing customer relationships, efficiently attract new customers and recruit and retain a credentialed and representative workforce. As of December 31, 2023, we have a professional staff of more than 2,000 employees that operate out of more than 90 offices throughout the United States and two offices in Mexico and we are licensed in all states within the continental United States. The strategic locations of our offices support broad recruiting capabilities while the integrated nature of our technology enables efficient cross-utilization of both technical experience and production resources. Our diversified geography increases our sources of revenue and income, thereby helping insulate us from concentrated economic or political disruptions.

Diversified portfolio across growing end-markets and broad array of engineering services.

We are deliberate in our efforts to balance our sources of revenue and avoid reliance on any one significant customer, service line, geography, or end market concentration. As a result, we believe our business is resilient and less exposed to the impacts of political and economic cycles. For the years ended December 31, 2023 and 2022, we did not have any individual customers that represented more than 5% of our gross contract revenue. Our operations encompass nearly every aspect of the U.S. domestic built environment. We provide planning, engineering, construction management, commissioning, environmental consulting, geospatial, survey, land procurement and other technical consulting services to customers that (i) develop and manage infrastructure supporting places where people live, work, play and learn; (ii) build and operate systems that manage and distribute vital life services such as water, electricity, and other critical utilities; (iii) manage roads, bridges, and transportation systems used to get from place to place; (iv) advance technologies that provide clean energy, energy transition and decarbonization initiatives; (v) maintain ports and other marine facilities used to transport and distribute goods; (vi) operate mission critical facilities where public and private data is stored, commercial transactions are processed, and communications are enabled; and (vii) promote public health and safety every day. Our services are aligned with attractive and growing market trends such as transportation infrastructure development, utility pipeline rehabilitation, electrical transmission and distribution expansion, mission critical facilities design, and urban and suburban commercial and residential building development, among other areas, which are providing notable organic growth and are expected to accelerate in the coming years.

Consistent record of robust double-digit organic growth with a strong margin profile.

We have a long-standing history of robust organic growth rates. Our five-fold growth of revenue over the past ten years is derived from both organic and acquisitive growth, including significant post-acquisition organic growth in the businesses we have acquired. We have accelerated our growth organically through investments to expand our capacity and ability to share work across our Company, our breadth of services and our geographic footprint, along with a commitment to cross-selling and business development. For the year ended December 31, 2023, we had an increase in organic gross contract revenue of $54.0 million or 20.7%, compared to December 31, 2022. We have been able to achieve these growth rates while expanding our margin profile during this period. Our continued dedication to investment in our existing capabilities, coupled with our strong backlog of $306 million as of December 31, 2023, and deep customer relationships, gives us confidence in our ability to maintain robust organic growth and an attractive margin profile for the foreseeable future. Our leaders and managers are personally invested in our success through equity participation and incentives that are targeted to reward organic growth and successful execution.

Proven track record of successful acquisitions, with demonstrated ability to achieve integration milestones and deliver synergies.

From our initial public offering (“IPO”) in May 2021 through December 31, 2023, we have acquired 26 different operating companies. Through these acquisitions, we have expanded our geographic reach, added service lines, increased our depth of leadership, broadened our end markets, enhanced our portfolio of experience, and significantly increased our revenue and profitability. Fundamental to our successful acquisition strategy has been our leadership team’s ability to identify, execute, and integrate strategic acquisitions of companies with workforces that align with our culture and are expected to provide synergies for our existing operations. Our acquisition integration approach rapidly facilitates cross-cultivation of experiences, employee collaboration and cross selling of services. Historically, this has generally enabled us to fully consolidate most of the acquired entity’s operations into ours within one year. Our target for acquisitions has focused on companies with annual net service revenue of between $3 million and $30 million, with the largest being $28 million. Our disciplined acquisition objectives include earnings accretion, geographic and market diversification, scale, cross-selling and revenue synergy, and talent acquisition.

Growing franchise in secular growth markets

Our growth initiatives are especially focused on markets that possess strong secular growth characteristics. We target growth opportunities related to renewable energy, energy transition, and energy efficiency activities, aging, and failing infrastructure in need of upgrade and replacement, economic vitality and attractive growth in population and workforce, long-term public sector funding and regulatory complexity. Our target market characteristics are fluid, and our adaptability enables us to adjust swiftly to evolving market dynamics. We continuously evaluate opportunities in different markets and are responsive to evolving macro-economic trends. We believe we are well positioned to capitalize on U.S. Federal government funded programs such as the Infrastructure Investment and Jobs Act, the Inflation Reduction Act, and the CHIPS and Science Act, which in the aggregate provide for approximately $1.6 trillion in funding and incentives that impact our current and target markets. Our scalable organizational infrastructure is designed to accommodate significant growth without a proportionate need to increase corporate overhead expenses, positioning us for expansion into attractive growing markets and potentially increasing margins over time.

Dedicated founder, experienced leadership team, valuable technical workforce, and entrepreneurial culture.

Gary Bowman has led our Company since its founding in 1995. In his position as President, Chairman and Chief Executive Officer, Mr. Bowman sets our vision, guides the establishment of our strategic objectives, and leads our executive team. Mr. Bowman’s institutional knowledge, connection with customers, and engagement with our staff is rooted in over 40 years of experience in our industry. As our largest individual stockholder, Mr. Bowman continues to be committed to actively leading the Company and maintaining a substantial ownership position.

Our senior executive team is highly experienced, with an average tenure of over 35 years in their respective areas of responsibility. The team has a proven record of accomplishment with respect to driving organic growth, executing, and integrating acquisitions, implementing internal controls, and managing regulatory compliance.

We have a highly technical workforce, of which approximately 33% hold professional certifications from various industry and regulatory bodies. Our dedication to growth of opportunity for our employees has enabled us to attract and retain exceptional talent. We have built an organization uniformly aligned in its mission, values, purpose, and goals. We embody a set of cultural values that promotes entrepreneurship, personal growth, and responsible freedom. We are committed to advancing diversity and inclusion in our workforce.

Key Initiatives

Significant focus and investment in the high-growth, technology enabled geospatial services market.

We have built a premier geospatial services franchise and continue to invest in the future. Our geospatial services generated approximately 20.2% of revenue across markets for the year ended December 31, 2023. Utilizing a combination of traditional survey equipment and advanced geomatic technologies, we can develop cutting edge visualizations for our customers. We currently operate at both ground level and low altitude and employ a variety of survey technologies, including unmanned aerial vehicles, unmanned aircraft systems, and Lidar. Our knowledge and skillset within geospatial services continue to be a differentiator for us. We are committed to being a leader in the geospatial services market and have made multiple acquisitions focused on developing comprehensive end-to-end geospatial capabilities. We have also made recent investments in mobile mapping technologies that helped us to secure new assignments with interstate highway operators. Our financial profile positions us well for growth within this space and provides the ability to stay in front of technological advancements through continued investments.

Identify disruptive technologies leading to margin expansion and efficiencies within our projects.

We are committed to being among the technology leaders in our space. We are continually identifying and developing digital technologies, and, through our investments and acquisitions, we are an early adopter of disruptive technologies. New technologies help us satisfy demand and deliver better solutions to our customers in an efficient and timelier manner. Our technology enabled approach allows us to capture a larger wallet share from customers, driving growth and enhancing margins over time. We are actively engaged with solutions related to artificial intelligence capabilities, geographic information systems, high-resolution imaging equipment, mapping and modeling software, digital twin technologies, generative design and more. Our commitment to digital technologies creates a sustainable beneficial differentiation.

Focused acquisition strategy for complementary enterprises and efficient integration.

Since our IPO in May 2021, we have focused our acquisition strategy on a theme of adjacency, whereby we identify and transact with businesses that complement our evolving core suite of services, geographies, customer needs and skill sets. While the general profile of demand for services within the infrastructure planning and engineering segment remains strong, our focused acquisition strategy enables us to expand our capacity and widen the scope of our services to meet the more sophisticated demand and capture incremental wallet share. Our recent success within the traffic and transportation market continues to validate our focused acquisition strategy as we can increase our market share within the space through new customers, larger assignments, and expanding scope of services. Our focused acquisition strategy is a core part of our ability to execute on our other strategic initiatives and helps us satisfy demand and deliver better solutions in an evolving industry. From our IPO in May 2021 through December 31, 2023, we have acquired 26 different operating companies that have helped to bolster our foothold in key technologies, including geospatial and aerial imaging. Our pipeline remains full of adjacency focused opportunities within our target size and profile that we believe will continue to enable us to be nimble and meet demand through any changes in the market.

Recent Acquisitions

Acquisitions are a core component of our growth plans. In 2023, we completed 11 acquisitions which, based on management’s estimates of annualized net service billing run rates from each acquisition, added approximately $60 million of net service billing. We are regularly engaged in discussions with acquisition prospects. These discussions range in formality from an initial inquiry to a non-binding letter of intent. In 2024, as of the date of this prospectus supplement, we have completed two acquisitions. These acquisitions are summarized below in order of acquisition:

•

TCE Group Holding Company, LLC (“TCE”). On February 2, 2024, we acquired the business and operations of TCE Group Holding Company, LLC, a multi-disciplinary engineering firm headquartered in Williston, Vermont. TCE provides civil engineering, landscape architecture, land surveying and environmental services to customers throughout Vermont.

•

Speece Lewis Engineers (“Speece Lewis”). On February 16, 2024, we acquired the business and assets of Speece Lewis Engineers, a transportation, bridge design, surveying and hydraulics focused engineering firm based in Lincoln, Nebraska.

Potential Acquisition

We are actively engaged in discussions with prospective acquisition targets. For example, we are currently negotiating the potential acquisition of a professional services firm (the “Target”) that generated approximately $30 million of gross contract revenue (unaudited) and approximately $25 million of net service billing (a non-GAAP metric) during the year ended December 31, 2023. The Target specializes in general engineering, land surveying, geospatial mapping, Lidar sensing, and digital orthoimagery for predominately public sector clients. We are not currently under a letter of intent with the Target nor are we currently under contract for any other agreement that obligates us to acquire the Target or the Target to sell itself or any of its assets to us, or grant either party any type of exclusivity. Accordingly, the acquisition is contingent upon the continued negotiation and execution of definitive agreements, due diligence and other customary closing conditions. While we believe consummation of this acquisition is probable and are seeking to consummate the acquisition in the second quarter of 2024, we cannot assure you that the acquisition of the Target will close timely, at all or on terms that are as favorable to the Company as management currently anticipates. Furthermore, this offering is not contingent on the consummation of the acquisition of the Target and the consummation of the acquisition of the Target is not contingent on this offering.

Non-GAAP Reconciliations

Free Cash Flow and Adjusted Free Cash Flow

The following table presents a reconciliation of net cash provided by operating activities to free cash flow and adjusted free cash flow for the periods presented:

	For the Fiscal Year Ended December 31,
(in thousands, unless otherwise stated)	2023	2022	2021
Net cash provided by operating activities	$11,722	$9,170	$4,717

Less: purchases of property and equipment	(2,093)	(902)	(905)

Less: property and equipment acquired under finance lease	(8,246)	(8,118)	(8,877)

Total capital expenditures	($10,339)	($9,020)	($9,782)

Free cash flow	$1,383	$150	($5,065)

Plus: deferred taxes	25,529	18,049	2,183

Adjusted free cash flow	$26,912	$18,199	($2,882)

Net (loss) income	(6,624)	5,005	299

Adjusted EBITDA	47,031	34,022	16,485

Adjusted free cash flow conversion %	57.2%	53.5%	(17.5%)

In addition to financial measures determined in accordance with GAAP, we consider a variety of financial and operating measures in assessing the performance of our business. Free cash flow, adjusted free cash flow, adjusted free cash flow conversion % and adjusted EBITDA are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for net cash provided by operating activities, net (loss) income or any other measure calculated in accordance with GAAP, and may not be comparable to similarly titled or intended measures reported by other companies.

Free cash flow and adjusted free cash flow adjust for cash items that are ultimately within management’s discretion to direct, and therefore, may imply that there is less or more cash that is available than the most comparable GAAP measure. Free cash flow and adjusted free cash flow are not intended to represent residual cash flow for discretionary expenditures since debt repayment requirements and other nondiscretionary expenditures are not deducted.

Free cash flow represents cash flows from operating activities less total capital expenditures. Adjusted free cash flow represents cash flows from operating activities plus deferred taxes less total capital expenditures. Adjusted free cash flow conversion % is presented as a percentage of adjusted EBITDA for the respective period. See definition of adjusted EBITDA below.

Free cash flow, adjusted free cash flow and adjusted free cash flow conversion % are included in this prospectus supplement because these metrics are used by management to evaluate the performance of our business with respect to operating efficiency and capital consumption. These metrics serve as supplementary liquidity indicators for us and are integral to evaluation of our performance, operations and future capital requirements.

Adjusted EBITDA

The following table presents a reconciliation of net (loss) income to adjusted EBITDA for the periods presented:

	For the Fiscal Year Ended December 31,
(in thousands unless otherwise stated)	2023	2022	2021
Net (loss) income	$(6,624)	$5,005	$299

Plus: interest expense	5,340	2,457	918

Plus: depreciation & amortization	18,723	12,251	6,371

Plus: tax (benefit) expense	177	(3,269)	(1,579)

EBITDA	$17,616	$16,444	$6,009

Plus: non-cash stock compensation	24,984	15,409	8,217

Plus: transaction related expenses	—	—	1,555

Plus: settlements & other non-core expenses	1,170	654	—

Plus: acquisition expenses	3,261	1,515	704

Adjusted EBITDA	$47,031	$34,022	$16,485

We view adjusted EBITDA, which is also a non-GAAP financial measure, as a meaningful metric to the investment community. We define adjusted EBITDA as earnings before taxes, interest and depreciation and amortization with non-cash stock compensation and other non-recurring, non-core, and acquisition related costs added. Our peers may define adjusted EBITDA differently.

Corporate Information

Our principal office is located at 12355 Sunrise Valley Drive, Suite 520, Reston, Virginia 20191, and our telephone number at that address is (703) 464-1000. We maintain a website at www.bowman.com where general information about us is available. Information on, or accessible through, our website is not part of this prospectus supplement.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

•

only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

•	reduced disclosure about our executive compensation arrangements;

•	no non-binding advisory votes on executive compensation or golden parachute arrangements; and

•	exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may take advantage of these exemptions for so long as we remain an emerging growth company. We would cease to be an emerging growth company on the date that is the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of the completion of our initial public offering; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the Securities and Exchange Commission or, the SEC. We may choose to take advantage of some but not all of these exemptions. We have taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock. Additionally, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this exemption and, therefore, while we are an emerging growth company, we will not be subject to new or revised accounting standards at the same time they become applicable to other public companies that are not emerging growth companies.

THE OFFERING

Issuer:	Bowman Consulting Group Ltd., a Delaware corporation.

Common stock we are offering:	$45,000,000 of shares of our common stock.

Common stock the selling stockholders are offering:	$5,000,000 of shares of our common stock.

Option to purchase additional shares:	We and the selling stockholders have granted the underwriters an option, exercisable for 30 days after the date of this prospectus supplement, to purchase up to an additional $7,500,000 of shares of our common stock.

Common stock to be outstanding immediately after this offering:	shares (or shares if the underwriters exercise their option to purchase additional shares in full).

Use of Proceeds:

We currently intend to use the net proceeds from this offering for general corporate purposes, including organic expansion and the funding of potential acquisitions. Although we may use a portion of the net proceeds of this offering for the acquisition of additional assets or businesses or for other strategic investments or opportunities, we currently have no binding commitments in this regard. Pending the use of the proceeds of this offering as described above, we may temporarily use all or a portion of such proceeds to reduce the borrowings outstanding under our revolving credit facility pursuant to our Amended and Restated Credit Agreement that we entered into on November 11, 2022 (the “Revolving Credit Facility”).

We will not receive any proceeds from the sale of shares of common stock by the selling stockholders. We will, however, bear the costs associated with the sale of shares by the selling stockholders, other than underwriting discounts and commissions.

See “Use of Proceeds” for additional information.

Conflicts of Interest:	An affiliate of BofA Securities, Inc. is a lender under our Revolving Credit Facility and, as a result, will receive 5% or more of the net proceeds of this offering due to the repayment of borrowings under our Revolving Credit Facility. Therefore, BofA Securities, Inc. is deemed to have a “conflict of interest” under Rule 5121 (“Rule 5121”) of the Financial Industry Regulatory Authority, Inc. (“FINRA”). Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. Pursuant to that rule, the appointment of a “qualified independent underwriter” is not required in connection with the offering as a “bona fide public market,” as defined in Rule 5121, exists for our common stock. See “Use of Proceeds” and “Underwriting (Conflicts of Interest).”

Risk Factors:	An investment in our common stock involves a high degree of risk. You should read the section titled “Risk factors” in this prospectus supplement and the accompanying prospectus and in the documents incorporated by reference herein and therein for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

Nasdaq Global Market Symbol:	“BWMN.”

The number of shares of our common stock shown above to be outstanding after this offering is based on 15,094,278 shares of our common stock outstanding as of December 31, 2023 and excludes:

•	384,538 shares issuable upon conversion of convertible seller notes in connection with acquisitions as of December 31, 2023;

•	1,364,718 shares reserved for issuance under our 2021 Omnibus Equity Incentive Plan as of December 31, 2023; and

•	874,801 shares available for purchase under our 2021 Employee Stock Purchase Plan as of December 31, 2023.

Except as otherwise noted, all information in this prospectus supplement assumes no exercise of the underwriters’ option to purchase additional shares of common stock.

RISK FACTORS

The following risk factors and other information included in this prospectus supplement should be carefully considered. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we presently deem less significant may also impair our business operations. You should carefully consider the risks described below, as well as those contained in the other documents incorporated by reference and any free writing prospectus that we have authorized for use in connection with this offering, before deciding whether to invest in our common stock. If any of the following risks occur, our business, financial condition, results of operations and future growth prospects could be materially and adversely affected. In any such case, the trading price of our common stock could decline, and you could lose all or part of your investment.

Risks Related to This Offering

We have broad discretion as to the use of proceeds from this offering and may not use the proceeds effectively.

Our management will retain broad discretion as to the allocation of the proceeds and may spend these proceeds in ways in which you may not agree. We intend to use the net proceeds from this offering for general corporate purposes, including organic expansion and the funding of potential acquisitions. Although we may use a portion of the net proceeds of this offering for the acquisition of additional assets or businesses or for other strategic investments or opportunities, we currently have no binding commitments in this regard. Pending the use of the proceeds of this offering as described above, we may temporarily use all or a portion of such proceeds to reduce the borrowings outstanding under our Revolving Credit Facility.

Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The failure of our management to apply these funds effectively could result in unfavorable returns and uncertainty about our prospects, each of which could cause the price of our common stock to decline.

You may experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

If you purchase shares of our common stock in this offering, you will incur immediate and substantial dilution in the amount of $  per share because the public offering price of $   per share is substantially higher than the as-adjusted net tangible book value per share of our outstanding common stock. In addition, you may also experience additional dilution after this offering on any future equity issuances, including the issuance of common stock in connection with our 2021 Omnibus Equity Incentive Plan and our 2021 Employee Stock Purchase Plan. To the extent we raise additional capital by issuing equity securities, our stockholders will experience substantial additional dilution. See the section titled “Dilution” in this prospectus supplement for a more detailed illustration of the dilution you would incur if you participate in the offering.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we expect to in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.

Future sales of our common stock in the public market could cause our common stock price to fall.

Our common stock price could decline as a result of sales of a large number of shares of common stock after this offering or the perception that these sales could occur. These sales, or the possibility that these sales may occur, might also make it more difficult for us to sell equity securities in the future at a time and price that we deem appropriate. Upon the completion of this offering,     shares of our common stock will be outstanding (or shares if the underwriters exercise their option to purchase additional shares from us), based on the number of shares outstanding as of March 12, 2024.

All shares of common stock expected to be sold in this offering will be freely tradable without restriction or further registration under the Securities Act of 1933, as amended, or the Securities Act, unless held by our “affiliates” as defined in Rule 144 under the Securities Act. The resale of certain of our outstanding shares of common stock following this offering, is currently prohibited or otherwise restricted as a result of securities law provisions or lock-up agreements entered into by certain of our stockholders with the underwriters in connection with this offering. However, subject to applicable securities law restrictions and any of our company policies, these shares will be able to be sold in the public market beginning 90 days after the date of this prospectus.

Because we have no current plans to pay cash dividends on our common stock, you may not receive any return on your investment unless you sell your common stock for a price greater than that which you paid for it.

We have no current plans to pay cash dividends on our common stock. The declaration, amount, and payment of any future dividends will be at the sole discretion of our Board. Our Board may take into account general and economic conditions, our financial condition and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions and other such factors as our Board may deem relevant. As a result, capital appreciation, if any, of our common stock will be your sole source of potential gain for the foreseeable future.

Our President, Chairman and Chief Executive Officer owns a large percentage of our voting stock, which may allow him to have a significant influence on all matters requiring stockholder approval.

Gary Bowman, our President, Chairman and Chief Executive Officer, beneficially owned 2,589,533 shares, or approximately 17.0% of our common stock as of March 12, 2024. After giving effect to the offer and sale of the common stock by the Company and the selling stockholders, including Mr. Bowman as a selling stockholder, Mr. Bowman will beneficially own    % of our shares of common stock outstanding (or approximately    % of our shares of common stock outstanding if the underwriters’ option to purchase additional shares is exercised in full). Accordingly, upon completion of this offering, Mr. Bowman will retain significant power to influence the outcome of important corporate decisions or matters submitted to a vote of our stockholders, including decisions regarding mergers, going private transactions, and other extraordinary transactions, and to significantly influence the terms of any of these transactions. Although Mr. Bowman owes our stockholders certain fiduciary duties as a director and an executive officer, Mr. Bowman could take actions to address his own interests, which may be different from those of our other stockholders.

Anti-takeover provisions under our charter documents and Delaware law could delay or prevent a change of control, which could limit the market price of our common stock and may prevent or frustrate attempts by our stockholders to replace or remove our current management.

Our amended and restated certificate of incorporation and our amended and restated bylaws contain provisions that could delay or prevent a change of control of our company or changes in our Board that our stockholders might consider favorable. Some of these provisions include:

•	a board of directors divided into three classes serving staggered three-year terms, such that not all members of the board will be elected at one time;

•	a prohibition on stockholder action through written consent, which requires that all stockholder actions be taken at a meeting of our stockholders;

•

a requirement that special meetings of stockholders be called only by the board of directors acting pursuant to a resolution approved by the affirmative vote of a majority of the directors then in office;

•	advance notice requirements for stockholder proposals and nominations for election to our board of directors;

•

a requirement that no member of our board of directors may be removed from office by our stockholders except for cause and, in addition to any other vote required by law, upon the approval of not less than two-thirds of all outstanding shares of our voting stock then entitled to vote in the election of directors;

•

a requirement of approval of not less than two-thirds of all outstanding shares of our voting stock to amend our bylaws by stockholder action or to amend specific provisions of our certificate of incorporation; and

•

the authority of the board of directors to issue preferred stock on terms determined by the board of directors without stockholder approval and which preferred stock may include rights superior to the rights of the holders of common stock.

In addition, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the Delaware General Corporate Law, which may prohibit certain business combinations with stockholders owning 15% or more of our outstanding voting stock. These antitakeover provisions and other provisions in our amended and restated certificate of incorporation and amended and restated bylaws could make it more difficult for stockholders or potential acquirers to obtain control of our Board or initiate actions that are opposed by the then-current board of directors and could also delay or impede a merger, tender offer or proxy contest involving our company. These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors of your choosing or cause us to take other corporate actions you desire. Any delay or prevention of a change of control transaction or changes in our Board could cause the market price of our common stock to decline.

Our amended and restated bylaws designate specific courts as the exclusive forum for certain litigation that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us.

Pursuant to our amended and restated bylaws, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware is the sole and exclusive forum for any state law claims for (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a claim of or based on a breach of a fiduciary duty owed by any director, officer or other employee of ours to us or our stockholders; (iii) any action asserting a claim pursuant to any provision of the Delaware General Corporation Law, our amended and restated certificate of incorporation or our amended and restated bylaws; or (iv) any action asserting a claim governed by the internal affairs doctrine, or the Delaware Forum Provision. The Delaware Forum Provision will not apply to any causes of action arising under the Securities Act or the Exchange Act. Our amended and restated bylaws contain a federal forum provision, or the Federal Forum Provision, that provides that unless we consent in writing to the selection of an alternative forum, the United States District Court for the Eastern District of Virginia shall be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act or the Exchange Act. In addition, our amended and restated bylaws provide that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock is deemed to have notice of and consented to the Delaware Forum Provision and the Federal Forum Provision; provided, however, that stockholders cannot and will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

We recognize that the Delaware Forum Provision and the Federal Forum Provision in our amended and restated bylaws may impose additional litigation costs on stockholders in pursuing any such claims, particularly if the stockholders do not reside in or near the State of Delaware or the Commonwealth of Virginia, as applicable. Additionally, the forum selection clauses in our amended and restated bylaws may limit our stockholders’ ability to bring a claim in a judicial forum that they find favorable for disputes with us or our directors, officers, or employees, which may discourage the filing of lawsuits against us and our directors, officers and employees, even though an action, if successful, might benefit our stockholders. In addition, while the Delaware Supreme Court ruled in March 2020 that federal forum selection provisions purporting to require claims under the Securities Act be brought in federal court are “facially valid” under Delaware law, there is uncertainty as to whether other courts will enforce our Federal Forum Provision. If the Federal Forum Provision is found to be unenforceable, we may incur additional costs associated with resolving such matters. The Federal Forum Provision may also impose additional litigation costs on stockholders who assert that the provision is not enforceable or invalid. The Court of Chancery of the State of Delaware and the United States District Court for the Commonwealth of Virginia may also reach different judgments or results than would other courts, including courts where a stockholder considering an action may be located or would otherwise choose to bring the action, and such judgments may be more or less favorable to us than our stockholders.

The price of our common stock has been, and may continue to be, volatile and the value of our common stock could decline.

The market price of our common stock has been, and may in the future be highly, volatile. The stock market in general and the market for emerging growth companies have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. The market price for our common stock may fluctuate or decline substantially as a result of a variety of factors, some of which are beyond our control, including:

•	the recruitment or departure of key personnel;

•	actual or anticipated changes in estimates as to financial results, acquisitions or recommendations by securities analysts;

•	variations in our financial results or those of companies that are perceived to be similar to us;

•	market conditions in the utility and infrastructure markets where we focus;

•	future sales of our common stock by us or our stockholders;

•	the trading volume of our common stock;

•	general economic, industry and market conditions; and

•	the other factors described in this “Risk Factors” section.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company” as defined in the JOBS Act, and we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to, exemption from auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced executive compensation disclosure obligations, in our periodic reports and our proxy statements, and an exemption from the requirements of holding nonbinding advisory votes on executive compensation, and stockholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years following the year in which we completed our initial public offering, although circumstances could cause us to lose that status earlier. We will remain an emerging growth company until the earlier of: (i) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of the completion of our initial public offering; (iii) the date on which we have issued more than $1 billion in non- convertible debt during the prior three-year period; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC.

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to not “opt out” of this exemption from complying with new or revised accounting standards and, therefore, we will adopt new or revised accounting standards at the time private companies adopt the new or revised accounting standard and will do so until such time that we either (i) irrevocably elect to “opt out” of such extended transition period or (ii) no longer qualify as an emerging growth company.

We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

If securities analysts do not publish research or reports about our business or if they publish negative evaluations of our stock, the price of our stock could decline.

The trading market for our common stock relies in part on the research and reports that industry or financial analysts publish about us or our business. We may not continue to obtain research coverage by industry or financial analysts. If no or few analysts continue coverage of us, the trading price of our stock would likely decrease. Even if we do obtain such continued coverage, if one or more of the analysts covering our business downgrade their evaluations of our stock, the price of our stock could decline. If one or more of these analysts cease to cover our stock, we could lose visibility in the market for our stock, which in turn could cause our stock price to decline.

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of our common stock offered by us hereby will be approximately $  , or approximately $  if the underwriters’ option to purchase additional shares from us is exercised in full, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We currently intend to use the net proceeds from this offering for general corporate purposes, including organic expansion and the funding of potential acquisitions. Although we may use a portion of the net proceeds of this offering for the acquisition of additional assets or businesses or for other strategic investments or opportunities, we currently have no binding commitments in this regard. Pending the use of the proceeds of this offering as described above, we may temporarily use all or a portion of such proceeds to reduce the borrowings outstanding under our Revolving Credit Facility. The Revolving Credit Facility matures on July 31, 2025 and accrues interest at a variable rate. As of December 31, 2023, we had an outstanding balance of $45.3 million under our Revolving Credit Facility at an interest rate of 9.60%.

We may change the amount of net proceeds to be used specifically for any of the foregoing purposes. The amounts and timing of our actual expenditures will depend upon numerous factors, including the size and timing of acquisitions, demand for our services, our operating costs and the other factors described under “Risk Factors” in this prospectus supplement and the documents incorporated by reference herein. Pending any use, as described above, we intend to invest the net proceeds in high-quality, short-term, interest-bearing securities. An affiliate of BofA Securities, Inc. is a lender under our Revolving Credit Facility and, as a result, will receive a portion of the net proceeds from this offering. See “Underwriting (Conflicts of Interest).”

We will not receive any proceeds from the sale of shares by the selling stockholders. We will, however, bear the costs associated with the sale of shares by the selling stockholders, other than underwriting discounts and commissions.

DILUTION

If you invest in our common stock in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share of common stock in this offering and the as adjusted net tangible book value per share of common stock immediately after this offering.

As of December 31, 2023, our historical net tangible book value was approximately $20.6 million, or $1.36 per share of common stock. Net tangible book value per share represents the amount of our tangible assets less our liabilities divided by the total number of shares of our common stock outstanding as of December 31, 2023.

After giving effect to the sale of $  of shares of our common stock at the public offering price of $  per share, and after deducting underwriting discounts and commissions and estimated offering expenses, our as adjusted net tangible book value as of December 31, 2023 would have been approximately $   million, or $ per share of our common stock. This represents an immediate increase in as adjusted net tangible book value of $  per share to our existing stockholders and an immediate dilution of $  per share to investors purchasing shares in this offering, as follows:

Public offering price per share			$
Net tangible book value per share as of December 31, 2023		$1.36
Increase in net tangible book value per share after this offering	$

As adjusted net tangible book value per share after giving effect to the offering			$

Dilution in as adjusted net tangible book value per share to new investors			$

If the underwriters exercise their option in full to purchase additional shares, our as adjusted net tangible book value per share after this offering would be $  per share, and the dilution in net tangible book value per share to new investors participating in this offering would be $  per share.

The foregoing tables and calculations (other than the historical net tangible book value calculation) are based on 15,094,278 shares of our common stock outstanding as of December 31, 2023, and excludes:

•	384,538 shares issuable upon conversion of convertible seller notes in connection with acquisitions as of December 31, 2023;

•	1,364,718 shares reserved for issuance under our 2021 Omnibus Equity Incentive Plan as of December 31, 2023; and

•	874,801 shares available for purchase under our 2021 Employee Stock Purchase Plan as of December 31, 2023.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and consolidated capitalization as of December 31, 2023:

•	on an actual basis; and

•	on an as-adjusted basis to give effect to the consummation of this offering.

You should read this table together with our financial statements and the related notes thereto, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the other financial information, incorporated by reference in this prospectus supplement or the accompanying prospectus from our SEC filings, including our Annual Report on Form 10-K.

	As of December 31, 2023
	Actual	As Adjusted
($ in 000s, except per share data)	(Unaudited)
Cash and cash equivalents	$20,687	$

Long-term debt, net(1)	$28,146	$
Stockholders’ equity:
Common stock, $0.01 par value; 30,000,000 shares authorized, 15,094,278 shares issued and outstanding (actual); issued and outstanding (as adjusted)	177
Additional paid-in capital	215,420
Accumulated other comprehensive income	590
Treasury stock	(26,410)
Stock subscription notes receivable	(76)
Accumulated deficit	(26,420)

Total stockholders’ equity	163,281

Total capitalization	$191,427	$

(1)	Includes long-term portion of notes payable and finance lease obligations.

The number of shares of our common stock to be outstanding upon completion of this offering is based on 15,094,278 shares of our common stock outstanding as of December 31, 2023, and excludes:

•	384,538 shares issuable upon conversion of convertible seller notes in connection with acquisitions as of December 31, 2023;

•	1,364,718 remaining shares reserved for issuance under our 2021 Omnibus Equity Incentive Plan as of December 31, 2023; and

•	874,801 shares available for purchase under our 2021 Employee Stock Purchase Plan as of December 31, 2023.

The number of shares of our common stock to be outstanding upon completion of this offering assumes no exercise by the underwriters of their option to purchase up to an aggregate of $7,500,000 of additional shares of common stock from us in this offering.

SELLING STOCKHOLDERS

The following table and footnotes set forth information with respect to the beneficial ownership of our common stock by the selling stockholders as of March 12, 2024, as adjusted to reflect the sale of common stock by us and the selling stockholders in this offering, assuming no exercise and full exercise of the underwriters’ option to purchase additional shares of common stock from us and the selling stockholders. Gary Bowman, a selling stockholder, currently serves as our President, Chief Executive Officer and Chair of the Board. Michael Bruen, a selling stockholder, currently serves as Executive Vice President, Chief Operating Officer and a member of the Board.

The percentages reflect beneficial ownership (1) immediately prior to completion of the offering, based on 15,229,122 shares of our common stock outstanding as of March 12, 2024, which includes an aggregate of shares of common stock to be sold by the selling stockholders, and (2) immediately after completion of the offering, based on shares of our common stock outstanding ( shares assuming full exercise of the underwriters’ option) after giving effect to this offering.

	Shares of Common Stock Beneficially Owned Prior to Offering			Shares of Common Stock Beneficially Owned After Offering (assuming no exercise of option)		Shares of Common Stock Beneficially Owned After Offering (assuming full exercise of option)
Name of Selling Stockholder	Number of Shares	Percent of Outstanding Shares	Number of Shares Being Offered	Number of Shares	Percent of Outstanding Shares	Number of Shares	Percent of Outstanding Shares
Gary Bowman(1)	2,589,533	17.0%			%		%
Michael Bruen (2)	426,074	2.8%			%		%

(1)

Consists of (i) 1,104,430 shares held directly by Mr. Bowman and (ii) 1,485,103 shares held by Bowman Family Asset Management, LLC. Mr. Bowman has shared voting and dispositive power over the 1,485,103 shares of common stock held by Bowman Family Asset Management, LLC, of which he is the manager.

(2)	Represents 426,074 shares held directly by Mr. Bruen.

U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

This section describes certain material U.S. federal income tax considerations for non-U.S. holders (as defined below) as a result of the purchase, ownership and disposition of shares of our common stock issued pursuant to this offering. This discussion applies only to shares of our common stock held as capital assets for U.S. federal income tax purposes (generally, property held for investment) and does not discuss all aspects of U.S. federal income taxation that might be relevant to holders in light of their particular circumstances or status, including alternative minimum tax and Medicare contribution tax consequences, or holders who are subject to special rules under the U.S. federal income tax laws, including:

•	dealers or traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	tax-exempt organizations, qualified retirement plans, individual retirement accounts or other tax deferred accounts;

•	banks or other financial institutions, underwriters, insurance companies, real estate investment trusts or regulated investment companies;

•	U.S. expatriates or former long-term residents of the United States;

•	other than as discussed under “Taxable Disposition of Shares of our Common Stock,” persons that own (directly, indirectly, or by attribution) 5% or more (by vote or value) of our common stock;

•	partnerships or other pass-through entities or arrangements for U.S. federal income tax purposes or beneficial owners of partnerships or other pass-through entities or arrangements;

•	persons holding shares of our common stock as part of a straddle, hedging or conversion transaction, constructive sale, or other arrangement involving more than one position;

•	persons subject to special tax accounting rules as a result of any item of gross income relating to our common stock being recognized on an applicable financial statement;

•	persons that receive shares of our common stock as compensation for services; or

•	“specified foreign corporations” (including “controlled foreign corporations”), “passive foreign investment companies” or corporations that accumulate earnings to avoid U.S. federal income tax.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the U.S. federal income tax treatment of a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax treatment of the purchase, ownership and disposition of shares of our common stock.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed Treasury regulations promulgated under the Code (the “Treasury Regulations”), published rulings by the Internal Revenue Service (the “IRS”) and court decisions, all as of the date hereof. These laws are subject to change, possibly on a retroactive basis. This discussion is necessarily general and does not address all aspects of U.S. federal income taxation, or U.S. federal estate and gift tax, or any state, local or non-U.S. tax laws, to a holder of shares of our common stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There is no assurance that the IRS will not take positions contrary to those discussed below, or that any such positions would not be sustained by a court.

ALL PROSPECTIVE INVESTORS SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF SHARES OF OUR COMMON STOCK, INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE, AND LOCAL AND NON-U.S. TAX LAWS.

Non-U.S. Holders

For purposes of this discussion, a non-U.S. holder means a beneficial owner (other than a partnership or an entity or arrangement so characterized for U.S. federal income tax purposes) of shares of our common stock that is or is treated as, for U.S. federal income tax purposes:

•	a nonresident alien individual, other than certain former citizens and residents of the United States;

•	a foreign corporation (i.e., a corporation that is not created or organized under the laws of the United States, any state thereof or the District of Columbia);

•

a foreign estate (i.e., an estate the income of which, from non-U.S. sources and not effectively connected with the conduct of a trade or business in the United States, is not subject to U.S. federal income tax); or

•

a foreign trust (i.e., a trust that (1) is not subject to the primary supervision of a U.S. court or the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), and (2) does not have a valid election in effect to be treated as a United States person for U.S. federal income tax purposes).

Distributions on Shares of Our Common Stock

If we make a distribution of cash or other property (other than certain distributions of our stock) in respect of shares of our common stock, those distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed our current and accumulated earnings and profits, they will constitute a return of capital, which will first reduce a non-U.S. holder’s basis in shares of our common stock, but not below zero, and then will be treated as gain from the sale of shares of our common stock, as described below under “—Taxable Disposition of Shares of Our Common Stock.”

The gross amount of dividends paid to a non-U.S. holder generally will be subject to withholding tax at a 30% rate or a reduced rate specified by an applicable income tax treaty. In order to obtain a reduced rate of withholding (subject to the discussion below), a non-U.S. holder will be required to provide a properly executed certification (typically on an IRS Form W-8BEN or W-8BEN-E) of the non-U.S. holder’s entitlement to benefits under an applicable income tax treaty. A non-U.S. holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

If dividends paid to a non-U.S. holder are effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States), the non-U.S. holder will generally be subject to U.S. federal income tax as if the holder were a United States person. In such circumstances, the non-U.S. holder will be exempt from the withholding tax discussed in the preceding paragraph, although the non-U.S. holder will be required to provide a properly executed certification (typically on an IRS Form W-8ECI) in order to obtain an exemption from withholding. A corporate non-U.S. holder receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate, if applicable) on such effectively connected dividends, as adjusted for certain items. Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

Taxable Disposition of Shares of Our Common Stock

Subject to the discussion below under “— Information Reporting and Backup Withholding” and “— FATCA,” a non-U.S. holder generally will not be subject to U.S. federal income taxes on any gain recognized on any sale, exchange, redemption or other taxable disposition of shares of our common stock, unless:

•

such gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States);

•	such non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•

we are or have been a “United States real property holding corporation” (“USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. holder held the shares and, if the shares are “regularly traded” (as defined by Treasury Regulations) on an established securities market, the non-U.S. holder has owned, directly or constructively, more than 5% of the shares of our common stock at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. holder held the shares.

Gain described in the first bullet point above will be subject to U.S. federal income tax as if the holder were a United States person, unless an applicable income tax treaty provides otherwise. A corporate non-U.S. holder may also be subject to an additional “branch profits tax” at a rate of 30% (or a lower treaty rate, if applicable) on such effectively connected gain, as adjusted for certain items.

A non-U.S. holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of our common stock, which may be offset by U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe that we currently are not, and we do not anticipate becoming, a USPRHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our “United States real property interests” relative to the fair market value of our non-U.S. real property interests and other business assets, there can be no assurance that we will not become a USPRHC in the future. If, contrary to expectations, the third bullet point above applies to a non-U.S. holder, gain recognized by such holder will be subject to U.S. federal income tax as if the non-U.S. holder were a United States person. In addition, the transferee in the sale, exchange, redemption or other taxable disposition may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such sale, exchange, redemption or other taxable disposition.

Non-U.S. holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Payments of dividends on shares of our common stock generally will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption from such withholding. However, information returns are required to be filed with the IRS in connection with any distributions on shares of our common stock paid to a non-U.S. holder regardless of whether any tax was actually withheld. Proceeds from the sale or other taxable disposition of shares of our common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person, or the holder otherwise establishes an exemption. Proceeds from a disposition of shares of our common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

FATCA

Sections 1471 to 1474 of the Code (commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) impose a 30% withholding tax on payments of dividends on, and (subject to the discussion of certain proposed Treasury Regulations below) the gross proceeds from a sale, exchange or other taxable disposition of, shares of our common stock, in each case if paid to a “foreign financial institution” or “non-financial foreign entity” (each as defined in the Code) unless various U.S. information reporting and due diligence requirements (generally relating to ownership by “specified United States persons” or by “United States foreign owned entities” (each as defined in the Code) of interests in or accounts with those entities) have been satisfied, or an exemption applies (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). If FATCA withholding is imposed, certain non-U.S. holders may be able to obtain a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). Non-U.S. holders located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

The IRS released proposed Treasury Regulations that, if finalized in their present form, would eliminate the U.S. federal withholding tax of 30% applicable to the gross proceeds from the sale, exchange or other taxable disposition of stock (including a redemption treated as a sale). In its preamble to such proposed Treasury Regulations, the IRS stated that taxpayers generally may rely on the proposed Treasury Regulations until final Treasury Regulations are issued.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in shares of our common stock.

UNDERWRITING (CONFLICTS OF INTEREST)

BofA Securities, Inc. and Robert W. Baird & Co. Incorporated are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us, the underwriters and the selling stockholders, we and the selling stockholders have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us and the selling stockholders, the number of shares of common stock set forth opposite its name below.

Underwriter	Number of Shares
BofA Securities, Inc.
Robert W. Baird & Co. Incorporated
Roth Capital Partners, LLC

Total

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

We and the selling stockholders have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The representatives have advised us that the underwriters propose initially to offer the shares to the public at the public offering price set forth on the cover page of this prospectus and to dealers at that price less a concession not in excess of $  per share. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

The following table shows the public offering price, underwriting discount and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional shares.

	Per Share	Without Option	With Option
Public offering price	$	$	$
Underwriting discount	$	$	$
Proceeds, before expenses, to us	$	$	$
Proceeds, before expenses, to the selling stockholders	$	$	$

The expenses of the offering, not including the underwriting discount, are estimated at $  and are payable by us. We have also agreed to reimburse the underwriters for certain of their expenses in an amount up to $30,000.

Option to Purchase Additional Shares

We and the selling stockholders have granted an option to the underwriters, exercisable for 30 days after the date of this prospectus, to purchase up to    additional shares at the public offering price, less the underwriting discount. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares proportionate to that underwriter’s initial amount reflected in the above table.

No Sales of Similar Securities

We, our executive officers and directors and the selling stockholders have agreed not to sell or transfer any common stock or securities convertible into, exchangeable for, exercisable for, or repayable with common stock, for 90 days after the date of this prospectus without first obtaining the written consent of BofA Securities, Inc. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly

•	offer, pledge, sell or contract to sell any common stock,

•	sell any option or contract to purchase any common stock,

•	purchase any option or contract to sell any common stock,

•	grant any option, right or warrant for the sale of any common stock,

•	lend or otherwise dispose of or transfer any common stock,

•	request or demand that we file or make a confidential submission of a registration statement related to the common stock, or

•

enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any common stock whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

This lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for or repayable with common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.

The lock-up restrictions are subject to specified exceptions, including, without limitation:

•

transactions relating to securities purchased on the open market following the completion of this offering, provided that no filing under Section 16(a) of the Exchange Act is required or voluntarily made during the restricted period;

•

the vesting or settlement of restricted stock or restricted stock units, including for the payment of tax withholding payments, or in open market sales effected pursuant to the Company’s sell-to-cover policy solely in an amount sufficient to cover withholding taxes due in connection with the vesting or settlement or exercise of such restricted stock or restricted stock units;

•

transfers of securities (i) as a bona fide gift or gifts, including, without limitation, to a charitable organization or educational institution, or for bona fide estate planning purposes, (ii) by will, testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned (for purposes of the lock-up agreement, “immediate family” of the undersigned shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin of the undersigned), (iii) by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement, (iv) pursuant to an order of a court or regulatory agency having jurisdiction over the undersigned, (v) to any corporation, partnership, limited liability company or other entity of which the holder or the immediate family of the holder are the legal and beneficial owner of all of the outstanding equity securities or similar interests, and (vi) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (v) above, provided in each case that (1) BofA Securities, Inc. has received a signed lock-up agreement for the balance of the restricted period from each donee, trustee, distributee or transferee, as the case may be, (2) such transfer does not involve a disposition for value, (3) no filing under Section 16(a) of the Exchange Act is required to be made during the restricted period, or, in the case of clauses (i) through (iv) above, any such required filing shall clearly indicate in the footnotes thereto that the filing relates to circumstances described in such clause, and (4) no filing under Section 16(a) of the Exchange Act is voluntarily made during the restricted period;

•

transfers of securities to any immediate family member or any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the holder or one or more immediate family members of the holder, or if the holder is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust, provided that (1) BofA Securities, Inc. has received a signed lock-up agreement for the balance of the restricted period from each trustee, distributee or transferee, as the case may be, (2) such transfer does not involve a disposition for value, and (3) no filing under Section 16(a) of the Exchange Act is required or voluntarily made during the restricted period;

•

if the holder is a corporation, partnership, limited liability company, trust or other business entity, transfers of securities (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act) of the holder, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the holder or affiliates of the holder (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (B) as part of a distribution to limited partners, limited liability company members or stockholders of the holder or holders of similar equity interests in the holder, provided that (1) BofA Securities, Inc. has received a signed lock-up agreement for the balance of the restricted period from each trustee, distributee or transferee, as the case may be, (2) such transfer does not involve a disposition for value, and (3) no filing under Section 16(a) of the Exchange Act is required or voluntarily made during the restricted period;

•

transfers of securities to the Company upon the holder’s death, disability or termination of employment or other service relationship with the Company; provided that such securities were issued to the holder pursuant to an agreement or equity award granted pursuant to an employee benefit plan, option, warrant or other right disclosed herein, provided that (1) BofA Securities, Inc. has received a signed lock-up agreement for the balance of the restricted period from each trustee, distributee or transferee, as the case may be, (2) such transfer does not involve a disposition for value, and (3) no filing under Section 16(a) of the Exchange Act is required or voluntarily made during the restricted period; and

•

transfers of securities pursuant to a 10b5-1 trading plan that complies with Rule 10b5-1 under the Exchange Act that has been entered into by the holder prior to the date of this prospectus; provided, however, that (A) any required filing under Section 16(a) shall clearly indicate in the footnotes thereto that the filing relates to such circumstances, and (B) no filing under Section 16(a) of the Exchange Act is voluntarily made during the restricted period.

Nasdaq Global Market Listing

The shares are listed on the Nasdaq Global Market under the symbol “BWMN.”

Price Stabilization, Short Positions

Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our common stock. However, the representatives may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.

In connection with the offering, the underwriters may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares described above. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option granted to them. “Naked” short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriters in the open market prior to the completion of the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the Nasdaq Global Market, in the over-the-counter market or otherwise.

Neither we, the selling stockholders, nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we, the selling stockholders, nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Passive Market Making

In connection with this offering, underwriters and selling group members may engage in passive market making transactions in the common stock on the Nasdaq Global Market in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of common stock and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriters and dealers are not required to engage in passive market making and may end passive market making activities at any time.

Electronic Distribution

In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Other Relationships

An affiliate of BofA Securities, Inc. is a lender under our Revolving Credit Facility and will receive a portion of the proceeds of this offering due to the repayment of borrowings under our Revolving Credit Facility. Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Conflicts of Interest

An affiliate of BofA Securities, Inc. is a lender under our Revolving Credit Facility and, as a result, will receive 5% or more of the net proceeds of this offering due to the repayment of borrowings under our Revolving Credit Facility. Therefore, BofA Securities, Inc. is deemed to have a “conflict of interest” under FINRA Rule 5121. Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. Pursuant to that rule, the appointment of a “qualified independent underwriter” is not required in connection with this offering as a “bona fide public market,” as defined in Rule 5121, exists for our common stock. BofA Securities, Inc. will not confirm any sales to any account over which it exercises discretionary authority without the specific written approval of the account holder.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant State”), no shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation), except that offers of shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(a) to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

(b) to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c) in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

Each person in a Relevant State who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with us and the representatives that it is a qualified investor within the meaning of the Prospectus Regulation.

In the case of any shares being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Relevant State to qualified investors, in circumstances in which the prior consent of the representatives have been obtained to each such proposed offer or resale.

The Company, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

The above selling restriction is in addition to any other selling restrictions set out below.

In connection with the offering, the underwriters are not acting for anyone other than the issuer and will not be responsible to anyone other than the issuer for providing the protections afforded to their clients nor for providing advice in relation to the offering.

Notice to Prospective Investors in the United Kingdom

In relation to the United Kingdom (“UK”), no Shares have been offered or will be offered pursuant to the offering to the public in the UK prior to the publication of a prospectus in relation to the Shares which has been approved by the Financial Conduct Authority in the UK in accordance with the UK Prospectus Regulation and the FSMA, except that offers of Shares may be made to the public in the UK at any time under the following exemptions under the UK Prospectus Regulation and the FSMA:

(a)	to any legal entity which is a qualified investor as defined under the UK Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c)	at any time in other circumstances falling within section 86 of the FSMA,

provided that no such offer of Shares shall require the Issuer or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or Article 3 of the UK Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

Each person in the UK who initially acquires any Shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the Company and the underwriters that it is a qualified investor within the meaning of the UK Prospectus Regulation.

In the case of any Shares being offered to a financial intermediary as that term is used in Article 5(1) of the UK Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the Shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in the UK to qualified investors, in circumstances in which the prior consent of the representatives have been obtained to each such proposed offer or resale.

The Company, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to any Shares in the UK means the communication in any form and by any means of sufficient information on the terms of the offer and any Shares to be offered so as to enable an investor to decide to purchase or subscribe for any Shares, the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, and the expression “FSMA” means the Financial Services and Markets Act 2000.

In connection with the offering, the underwriters are not acting for anyone other than the issuer and will not be responsible to anyone other than the issuer for providing the protections afforded to their clients nor for providing advice in relation to the offering.

This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the shares or this offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement nor any other offering or marketing material relating to this offering, our company or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (the “DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement, you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission in relation to this offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under this offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

The shares have not been offered or sold and will not be offered or sold in Hong Kong by means of any document other than: (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the shares were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

(a)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)	where no consideration is or will be given for the transfer;

(c)	where the transfer is by operation of law; or

(d)	as specified in Section 276(7) of the SFA.

Notice to Prospective Investors in Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment hereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

The validity of the securities offered by this prospectus supplement will be passed upon for us by Greenberg Traurig, LLP. The underwriters are being represented by Latham & Watkins LLP in connection with this offering.

EXPERTS

The consolidated financial statements of Bowman Consulting Group Ltd. incorporated by reference in Bowman Consulting Group Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the common stock offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and accompanying prospectus, which constitutes part of the registration statement, does not contain all the information set forth in the registration statement and its exhibits and schedules and the documents incorporated by reference therein. Statements contained in this prospectus supplement or the accompanying prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance, we refer you to the copy of such contract or other document filed as an exhibit to the registration statement.

We are subject to the informational requirements of the Exchange Act and are required to file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and various other information about us. You may also inspect the documents described herein at our principal executive offices, 12355 Sunrise Valley Drive, Suite 520, Reston, Virginia 20191, during normal business hours.

Information about us is also available at our website at www.bowman.com. There we make available free of charge, on or through the investor relations section of our website, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with the SEC. However, the information on our website is not a part of this prospectus supplement or the accompanying prospectus and is not incorporated by reference into this prospectus supplement or the accompanying prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

We are “incorporating by reference” in this prospectus supplement certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus supplement. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus supplement will automatically update and supersede information contained in this prospectus supplement, including information in previously filed documents or reports that have been incorporated by reference in this prospectus supplement, to the extent the new information differs from or is inconsistent with the old information. We have filed or may file the following documents with the SEC and they are incorporated herein by reference as of their respective dates of filing.

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 12, 2024, as amended by our Annual Report on Form 10-K/A filed with the SEC on March 21, 2024;

•

the information specifically incorporated by reference into the 2022 Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March  15, 2023, from our definitive proxy statement on Schedule 14A (other than information furnished rather than filed), which was filed with the SEC on April 7, 2023; and

•

the description of our common stock set forth in our registration statement on Form 8-A12B (File No. 001-40371) filed on April 28, 2021 pursuant to Section 12 of the Exchange Act, including any subsequent amendment or report filed for the purpose of updating that description, including Exhibit 4.2 to the Annual Report on Form 10-K.

All documents that we filed with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this prospectus supplement and prior to the termination of the offering of these securities will be deemed to be incorporated in this prospectus supplement by reference and to be a part hereof from the date of filing of such documents.

This prospectus supplement does not, however, incorporate by reference any documents or portions thereof, whether specifically listed above or furnished by us in the future, that are not deemed “filed” with the SEC, including information “furnished” pursuant to Items 2.02, 7.01 and 9.01 of Form 8-K.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

Any information incorporated by reference herein is available to you without charge upon written or oral request. If you would like a copy of any of this information, please submit your request to us at the following address:

Bowman Consulting Group Ltd.

12355 Sunrise Valley Drive

Suite 520

Reston, Virginia 20191

Attn: Corporate Secretary

PROSPECTUS

$100,000,000

BOWMAN CONSULTING GROUP LTD.

COMMON STOCK

PREFERRED STOCK

WARRANTS

RIGHTS

UNITS

DEBT SECURITIES

340,000 SHARES OF COMMON STOCK

OFFERED BY THE SELLING STOCKHOLDERS

We may offer, issue and sell, from time to time, in one or more offerings and series, together or separately, any combination of the securities described in this prospectus, in amounts, at prices and on terms that will be determined at the time of any such offering and described in one or more supplements to this prospectus. We may also offer common stock upon conversion of or exchange for the preferred stock and/or common stock or preferred stock upon the exercise of warrants or rights. The debt securities and preferred stock we may offer may be convertible into or exercisable or exchangeable for debt, common stock, preferred stock or other securities of Bowman Consulting Group Ltd. or debt or equity securities of one or more other entities.

This prospectus provides a general description of the securities that we may offer and the general manner in which we will offer them. Each time we offer securities for sale using this prospectus, we will provide specific terms and describe the specific manner in which we will offer these securities in supplements to this prospectus. The prospectus supplement may also add, update or change the information in this prospectus.

This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement that includes a description of the method and terms of the offering.

You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our securities. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

In addition, the selling stockholders named in this prospectus (Gary Bowman, our President, Chief Executive Officer and Chair of the board of directors (the “Board”) and Michael Bruen, Chief Operating Officer and a director of the Board), may from time to time, in one or more offerings, offer and sell up to an aggregate of 340,000 shares of our common stock (the “Selling Stockholder Shares”) which may be sold in a number of different ways and at varying prices. See “Selling Stockholders” and “Plan of Distribution”. We cannot predict when or in what amounts the selling stockholders may sell any of the Selling Stockholder Shares. If a prospectus supplement is required, such prospectus supplement will contain more specific information about the offering by the selling stockholders and may add, update or change information contained in this prospectus. We will not receive any of the proceeds from the sale of the Selling Stockholder Shares. The selling stockholders will pay all brokerage fees and commissions and similar sale-related expenses in connection with any sales of the Selling Stockholder Shares. We are only paying expenses relating to the registration of the Selling Stockholder Shares with the U.S. Securities and Exchange Commission (the “SEC”).

The registration of the Selling Stockholder Shares does not necessarily mean that any of such shares will be offered or sold by the selling stockholders.

Our common stock is listed on the Nasdaq Global Market (“Nasdaq”) under the ticker symbol “BWMN.”

Investing in our securities involves risks. Please refer to the “Risk Factors” section on page 5 and the supplemental risk factors contained in any applicable prospectus supplement and in the documents we incorporate by reference for a description of the risks you should consider before making an investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 8, 2023.

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we have filed with the SEC.

Under this shelf registration process, the selling stockholders identified in this prospectus in the section entitled “Selling Stockholders” may, from time to time, sell up to 340,000 shares of our common stock held by such selling stockholders. This prospectus also relates to offer and sale by us of up to $100,000,000 of our common stock and preferred stock, warrants and rights to purchase any of such securities and/or debt securities, either individually or in units, in one or more offerings registered on the Prior Registration Statement. This prospectus only provides you with a general description of the securities that we and the selling stockholders may offer. Each time we or the selling stockholders offer and sell our securities under this prospectus, we or the selling stockholders, as applicable, will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the terms of the securities and the offering. The prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. Before purchasing any of our securities, you should read both this prospectus and any accompanying prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained in this prospectus, the documents incorporated by reference in this prospectus and any prospectus supplement that we may provide to you. Neither we nor the selling stockholders or any of our or their respective affiliates have authorized anyone to provide you with information different from that contained in this prospectus or any prospectus supplement. If anyone provides you with different or additional information, you should not rely on it. This prospectus may only be used where it is legal to sell these securities. This prospectus is not an offer to sell, or a solicitation of an offer to buy, in any state where the offer or sale is prohibited. The information in this prospectus, any prospectus supplement or any documents incorporated herein or therein by reference is accurate as of the date contained on the cover of such documents. Neither the delivery of this prospectus or any prospectus supplement, nor any sale made under this prospectus or any prospectus supplement will, under any circumstances, imply that the information in this prospectus or any prospectus supplement is correct as of any date after the date of this prospectus or any such prospectus supplement.

Unless the context otherwise requires, when we use the words the “Company,” “Bowman,” “we,” “us,” or “our Company” in this prospectus, we are referring to Bowman Consulting Group Ltd. and its consolidated subsidiaries.

FORWARD-LOOKING STATEMENTS

This prospectus contains and incorporates by reference “forward-looking statements.” The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would,” “will” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements included or incorporate by reference in this prospectus may include, for example, statements relating to our expectations regarding our acquisitions, including our pending acquisitions; our intentions regarding integration of our acquired companies, including timing for such integrations and the anticipated impact on such acquisitions on our business; our intentions regarding our growth strategies and the focus of our acquisitions and resources, including the markets in which we intend to focus our growth initiatives; our expectations regarding opportunities for future growth and expansion; our expectations regarding organic growth in sales and strategies to expand our operating margins; our expectations regarding the use of our current liquidity and capital resources for acquisitions; our beliefs regarding our backlog growth as an indicator of our success; our belief regarding the resilience of our business; our belief that our sources of liquidity will be sufficient to fund our projected cash requirements and strategic initiatives for the next year; and our beliefs regarding our competitive strengths.

These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements. Important factors that could cause such differences include, but are not limited to:

•	our ability to retain the continued service of our key professionals and to identify, hire, retain and utilize additional qualified personnel;

•	changes in demand from the clients that we serve;

•

any material outbreak or material escalation of international hostilities, including developments in the conflict involving Russia and the Ukraine or the conflict in the Middle East, and the economic consequences of related events such as the imposition of economic sanctions and resulting market volatility;

•

changes in general domestic and international economic conditions such as inflation rates, interest rates, tax rates, higher labor and healthcare costs, recessions, and changing government policies, laws and regulations;

•	our ability to obtain financing to fund our growth strategy and working capital requirements at commercially reasonable rates or at all;

•	the U.S. government and other governmental and quasi-governmental budgetary and funding approval process;

•	our ability to execute our acquisitions strategy, including successful completion of acquisitions and the integration of new acquisitions into our operations and financial reporting;

•	the possibility that our contracts may be terminated by our clients;

•	our ability to win new contracts and renew existing contracts;

•	competitive pressures and trends in our industry and our ability to successfully compete with our competitors;

•	our dependence on a limited number of clients;

•	our ability to complete projects timely, in accordance with our customers’ expectations, or profitability;

•	our ability to successfully manage our growth strategy;

•	our ability to raise capital in the future;

•	the credit and collection risks associated with our clients;

•	our ability to comply with procurement laws and regulations;

•	changes in laws, regulations, or policies;

•	weather conditions and seasonal revenue fluctuations may adversely impact our financial results;

•	the enactment of legislation that could limit the ability of local, state and federal agencies to contract for our privatized services;

•	our ability to complete our backlog of uncompleted projects as currently projected;

•	the risk of employee misconduct or our failure to comply with laws and regulations;

•	our ability to control, and operational issues pertaining to, business activities that we conduct with business partners and other third parties;

•

our need to comply with a number of restrictive covenants and similar provisions in our credit facility that generally limit our ability to (among other things) incur additional indebtedness, create liens, make acquisitions, pay dividends and undergo certain changes in control, which could affect our ability to finance future operations, acquisitions or capital needs;

•	significant influence by our largest stockholder and the existence of certain anti-takeover measures in our governing documents; and

•

the factors identified in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “Annual Report on Form 10-K”), including those discussed under the heading “Risk Factors”, and in our other filings with the SEC.

You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties, and we urge you not to place undue reliance on any forward-looking statements, which reflect management’s current expectations and assumptions about future events and are based on currently available information as to the timing and outcome of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described or incorporated by reference under the heading “Risk Factors.”

Each of the forward-looking statements included in or incorporated by reference into this prospectus speaks only as of the date on which that statement is made. We expressly disclaim any obligation to update or revise any forward-looking statement, all of which are expressly qualified in their entirety by this cautionary statement, whether as a result of new information, future events or otherwise. Historical results are not necessarily indicative of the results expected for any future period.

OUR COMPANY

Overview

Bowman is a professional services firm delivering innovative engineering solutions to customers who own, develop, and maintain the built environment. We provide planning, engineering, construction management, commissioning, environmental consulting, geospatial, survey, land procurement and other technical services to customers operating in a diverse set of end markets.

Gary Bowman, our President, Chairman, Chief Executive Officer, and largest stockholder, founded Bowman in 1995. Over the past 10 years, we have experienced a roughly five-fold increase in revenue to $262 million for the year ended December 31, 2022. We were recently ranked 118 on the ENR Top 500 Design Firms list, up from 144 in 2021. We have achieved this increase in revenue through both organic growth and acquisitions. Our workforce of nearly 1,600 employees, as of December 31, 2022, provides services to thousands of customer projects both big and small, and both short- and long-term, from more than 70 offices throughout the United States and one office in Mexico.

We work as both a prime and sub-consultant for a broad base of public and private sector customers that generally operate in regulated environments. Our public sector assignments originate from customers that are utilities, government agencies (federal, state, and local), military branches, school systems, transportation departments, water authorities and other general infrastructure managers. Our private sector assignments originate from customers that operate in commercial markets including building infrastructure for commercial, residential and municipal structures; transportation and traffic planning; power and utility systems; water and wastewater provisioning and treatment; mining for precious metals and general use aggregates; and energy services focused on decarbonization alternatives. During the years ended December 31, 2022 and 2021, approximately 21% and 18%, respectively, of our revenue was derived from public sector assignments.

Corporate Information

Our principal office is located at 12355 Sunrise Valley Drive, Suite 520, Reston, Virginia 20191, and our telephone number at that address is (703) 464-1000. We maintain a website at www.bowman.com where general information about us is available. Information on, or accessible through, our website is not part of this prospectus.

RISK FACTORS

Investing in our securities involves risk. Please carefully consider the risk factors described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as amended or supplemented by subsequent Quarterly Reports on Form 10-Q, which have been or will be incorporated by reference into this prospectus, as well as any risks that may be set forth in this prospectus or the prospectus supplement relating to a specific security. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

USE OF PROCEEDS

Unless stated otherwise in a prospectus supplement, the net proceeds from the sale of the securities described in this prospectus will be used for general corporate purposes.

When a particular series of securities is offered, the related prospectus supplement will set forth our intended use for the net proceeds received from the sale of those securities. Pending application for specific purposes, the net proceeds may be invested in marketable securities.

The selling stockholders will receive all of the proceeds from their sale from time to time under this prospectus and any accompanying prospectus supplement of the Selling Stockholder Shares. We will not receive any proceeds from sales by the selling stockholder of the Selling Stockholder Shares.

SELLING STOCKHOLDERS

This prospectus also relates to the possible resale from time to time by the selling stockholders of up to 340,000 shares of our common stock that were issued and outstanding prior to the original date of filing of the registration statement of which this prospectus forms a part. Gary Bowman, a selling stockholder, currently serves as our President, Chief Executive Officer and Chair of the Board. Michael Bruen, a selling stockholder, currently serves as Chief Operating Officer and a director of the Board.

The following table sets forth, as of November 7, 2023, the number of shares of common stock that each selling stockholder beneficially owns. The selling stockholders named in the table below are registering the shares in order to permit the selling stockholders to offer the shares for resale from time to time. The selling stockholders may sell some, all or none of the shares registered by the registration statement of which this prospectus forms a part.

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering	% of Total Voting Power Prior to This Offering	Maximum Number of Shares of Common Stock Offered Hereby	Number of Shares of Common Stock Stock Owned After Offering (1)
Gary Bowman (2)	2,512,805	17.2%	300,000	2,212,805
Michael Bruen (3)	431,523	2.9%	40,000	391,523

(1)	Assumes that the selling stockholders will sell all of their shares of common stock covered by this prospectus.
(2)

Consists of (i) 1,017,702 shares held directly by Mr. Bowman and (ii) 1,495,103 shares held by Bowman Family Asset Management, LLC. Mr. Bowman has shared voting and dispositive power over the 1,495,103 shares of common stock held by Bowman Family Asset Management, LLC, of which he is the manager.

(3)	Represents 431,523 shares held directly by Mr. Bruen.

DESCRIPTION OF COMMON STOCK

The following summary of certain material provisions of our common stock does not purport to be complete. You should refer to our amended and restated certificate of incorporation (the “certificate of incorporation”) and our amended and restated bylaws (the “bylaws”) which are included as exhibits to the registration statement of which this prospectus is a part. The summary below is also qualified by reference to the provisions of the Delaware General Corporation Law (“DGCL”).

General

Our certificate of incorporation authorizes the issuance of up to 30,000,000 shares of common stock, par value $0.01 per share. As of November 7, 2023, we had 14,648,595 shares of common stock outstanding.

Voting Power

The holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of our stockholders. The holders of our common stock do not have any cumulative voting rights.

Dividends

Holders of our common stock are entitled to receive ratably any dividends declared by our board of directors out of funds legally available for that purpose.

Liquidation, Dissolution and Winding Up

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in all assets remaining after payment of all debts and other liabilities.

Preemptive or Other Rights

Our common stock has no preemptive rights, conversion rights or other subscription rights or redemption or sinking fund provisions.

Anti-Takeover Effects of our Certificate of Incorporation and Bylaws and Delaware Law

Our certificate of incorporation and bylaws include a number of provisions that may have the effect of delaying, deferring or preventing another party from acquiring control of us and encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include the items described below.

Board Composition and Filling Vacancies

Our certificate of incorporation provides for the division of our board of directors into three classes serving staggered three-year terms, with one class being elected each year. Our certificate of incorporation also provides that directors may be removed only for cause and then only by the affirmative vote of the holders of at least two-thirds or more of the shares then entitled to vote at an election of directors. Furthermore, any vacancy on our board of directors, however occurring, including a vacancy resulting from an increase in the size of our board, may only be filled by the affirmative vote of a majority of our directors then in office even if less than a quorum. The classification of directors, together with the limitations on removal of directors and treatment of vacancies, has the effect of making it more difficult for stockholders to change the composition of our board of directors.

No Written Consent of Stockholders

Our certificate of incorporation provides that all stockholder actions are required to be taken by a vote of the stockholders at an annual or special meeting, and that stockholders may not take any action by written consent in lieu of a meeting. This limit may lengthen the amount of time required to take stockholder actions and would prevent the amendment of our bylaws or removal of directors by our stockholders without holding a meeting of stockholders.

Meetings of Stockholders

Our certificate of incorporation and bylaws provide that only a majority of the members of our board of directors then in office may call special meetings of stockholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders. Our bylaws limit the business that may be conducted at an annual meeting of stockholders to those matters properly brought before the meeting.

Advance Notice Requirements

Our bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting.

Amendment to Certificate of Incorporation and Bylaws

Any amendment of our certificate of incorporation must first be approved by a majority of our board of directors, and if required by law or our certificate of incorporation, must thereafter be approved by a majority of the outstanding shares entitled to vote on the amendment and a majority of the outstanding shares of each class entitled to vote thereon as a class, except that the amendment of the provisions relating to stockholder action, board composition, and limitation of liability must be approved by not less than two-thirds of the outstanding shares entitled to vote on the amendment, and not less than two-thirds of the outstanding shares of each class entitled to vote thereon as a class. Our bylaws may be amended by the affirmative vote of a majority of the directors then in office, subject to any limitations set forth in the bylaws; and may also be amended by the affirmative vote of a majority of the outstanding shares entitled to vote on the amendment, voting together as a single class, except that the amendment of the provisions relating to notice of stockholder business and nominations and special meetings must be approved by not less than two-thirds of the outstanding shares entitled to vote on the amendment, and not less than two-thirds of the outstanding shares of each class entitled to vote thereon as a class, or, if our board of directors recommends that the stockholders approve the amendment, by the affirmative vote of the majority of the outstanding shares entitled to vote on the amendment, in each case voting together as a single class.

Undesignated Preferred Stock

Our certificate of incorporation provides for 5,000,000 authorized shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable our board of directors to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interests of our stockholders, our board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group. In this regard, our certificate of incorporation grants our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of us.

Choice of Forum

Our bylaws provide that, unless we consent in writing to the selection of an alternative form, the Court of Chancery of the State of Delaware (or, if the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) will be the sole and exclusive forum for state law claims for (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a claim of breach of a fiduciary duty or other wrongdoing by any of our directors, officers, employees or agents to us or our stockholders; (iii) any action asserting a claim against us, or any current or former director, officer, or other employee or stockholder, arising out of or pursuant to any provision of the General Corporation Law of the State of Delaware or our certificate of incorporation or bylaws; and (iv) any action asserting a claim against us or any current or former director or officer or other employee governed by the internal affairs doctrine; provided, however, that this choice of forum provision does not apply to any causes of action arising under the Securities Act or the Exchange Act. Our bylaws further provide that, unless we consent in writing to an alternative forum, the United States District Court for the Eastern District of Virginia will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act or the Exchange Act. Our bylaws also provide that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and to have consented to the Delaware Forum Provision and the Federal Forum Provision; provided, however, that the stockholders cannot and will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder. We recognize that the forum selection clause in our bylaws may impose additional litigation costs on stockholders in pursuing any such claims, particularly if the stockholders do not reside in or near the State of Delaware or the Commonwealth of Virginia, as applicable. Additionally, the forum selection clause in our bylaws may limit our stockholders’ ability to bring a claim in a forum that they find favorable for disputes with us or our directors, officers or employees, which may discourage such lawsuits against us and our directors, officers and employees even though an action, if successful, might benefit our stockholders. The Court of Chancery of the State of Delaware or the United States District Court for the Eastern District of Virginia may also reach different judgments or results than would other courts, including courts where a stockholder considering an action may be located or would otherwise choose to bring the action, and such judgments may be more or less favorable to us than our stockholders.

Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	before the stockholder became interested, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances, but not the outstanding voting stock owned by the interested stockholder; or

•

at or after the time the stockholder became interested, the business combination was approved by our board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, lease, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;
•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
•

subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; and

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges, or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Transfer Agent

The transfer agent for our common stock is American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, NY 11219.

DESCRIPTION OF PREFERRED STOCK

Preferred Stock

Our certificate of incorporation authorizes the issuance of up to 5,000,000 shares of undesignated preferred stock, $0.01 par value. As of May 15, 2023, we had no shares of preferred stock outstanding. The following summary of certain provisions of our undesignated preferred stock does not purport to be complete. You should refer to our certificate of incorporation and our bylaws, both of which are included as exhibits to the registration statement of which this prospectus is a part. The summary below is also qualified by provisions of applicable law.

General

Our board of directors may, without further action by our stockholders, from time to time, direct the issuance of shares of preferred stock in series and may, at the time of issuance, determine the rights, preferences and limitations of each series, including voting rights, dividend rights and redemption and liquidation preferences. Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of our common stock. Holders of shares of preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of our company before any payment is made to the holders of shares of our common stock. In some circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. Upon the affirmative vote of our board of directors, without stockholder approval, we may issue shares of preferred stock with voting and conversion rights which could adversely affect the holders of shares of our common stock.

If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:

•	the title and stated value;

•	the number of shares offered, the liquidation preference, if any, per share and the purchase price;

•	the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption, if applicable;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price (or how it will be calculated) and conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated) and exchange period;

•	voting rights, if any, of the preferred stock;

•	a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; and

•

any material limitations on issuance of any class or series of preferred stock ranking pari passu with or senior to the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the Company.

Transfer Agent

The transfer agent for any newly-designated series of our preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase shares of our common stock in one or more series, together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement relating to the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•	if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

•	if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•

whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	if applicable, the date from and after which the warrants and the common stock and/or preferred stock will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants may be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Transfer Agent

The transfer agent for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF RIGHTS

General

We may issue rights to our stockholders to purchase shares of our common stock, preferred stock or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, preferred stock, common stock, or warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.

We will provide in a prospectus supplement the following terms of the rights being issued:

•	the date of determining the stockholders entitled to the rights distribution;

•	the aggregate number of shares of common stock, preferred stock or other securities purchasable upon exercise of the rights;

•	the exercise price;

•	the aggregate number of rights issued;

•	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

•	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

•	the method by which holders of rights will be entitled to exercise;

•	the conditions to the completion of the offering, if any;

•	the withdrawal, termination and cancellation rights, if any;

•	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

•	whether stockholders are entitled to oversubscription rights, if any;

•	any applicable material U.S. federal income tax considerations; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock, preferred stock or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock, preferred stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Rights Agent

The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information that we include in any applicable prospectus supplements summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units consisting of common stock, preferred stock, warrants, or rights for the purchase of common stock and/or preferred stock in one or more series, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those set forth in any prospectus supplement or as described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Warrants” and “Description of Rights” will apply to each unit, as applicable, and to any common stock, preferred stock, warrant or right included in each unit, as applicable.

Unit Agent

The name and address of the unit agent for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the prospectus supplement the extent to which the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and a trustee to be identified in the applicable prospectus supplement. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

As used in this section only, “Bowman,” “we,” “our” or “us” refer to Bowman Consulting Group Ltd., excluding its subsidiaries, unless expressly stated or the context otherwise requires.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of and premium, if any, on the debt securities is payable and/or the method of determination thereof;

•	the place or places where payments will be made;

•

the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•

place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the right, if any, to extend the interest payment periods and the duration of such extension;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

•

the obligation, if any, of the Company to redeem or purchase debt securities of the series pursuant to any sinking fund or analogous provisions (including payments made in cash in participation of future sinking fund obligations) or at the option of a holder thereof and the period or periods within which (or manner of determining the same), the price or prices at which (or manner of determining the same), and the terms and conditions upon which, debt securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•

the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the form of the debt securities of the series, including the form of the trustee’s certificate of authentication for such series and any legends or endorsements to be placed thereon;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•

the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

•

if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•

the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•

any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•

the provisions, if any, relating to conversion or exchange of any securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange; and

•	if other than the trustee, the identity of the trustee, the registrar, paying agent and custodian for the depositary;

•	if other than The Depository Trust Company, the identity of the depositary; and

•

any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

No Protection In the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:

•

we are the surviving corporation or the successor person (if other than us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•

default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any debt security of that series at its maturity;

•

default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or Bowman and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Bowman; or

•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain of our indebtedness or that of our subsidiaries outstanding from time to time.

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. Such acceleration will not be effective until the earlier of (1) the acceleration of indebtedness under the Company’s senior secured credit facilities or (2) five business Days after receipt by the Company of written notice of such acceleration, at which time the principal, premium, if any, interest and any other monetary obligations on all the then outstanding series of debt securities will become due and payable immediately. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•

the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity or security, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the debt securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each holder of the debt securities of that series notice of a Default or Event of Default within 90 days after it occurs. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We and the trustee may modify and amend the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets;”

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to make any change that does not adversely affect the rights of any holder of debt securities;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•	add covenants for the benefit of the holders or to surrender any right or power conferred upon the Company;

•

to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments.

We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•

reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•

waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•

make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; and

•	waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•

we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

•

depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•

delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default. In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any Event of Default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the Event of Default. However, we shall remain liable for those payments.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York.

PLAN OF DISTRIBUTION

We and/or the selling stockholders may from time to time offer and sell some or all of the securities covered by this prospectus. Registration of securities covered by this prospectus does not mean, however, that those securities necessarily will be offered or sold. We and/or the selling stockholders may sell the securities in any of three ways (or in any combination) from time to time:

•	to or through underwriters or dealers for resale;

•	directly to a limited number of purchasers or to a single purchaser; or

•	through agents.

The applicable prospectus supplement will set forth the terms of the offering of such securities, including:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•	the public offering price of the securities;

•	the net proceeds to us;

•	any discounts, commissions or concessions or other compensation allowed or reallowed or paid to underwriters, dealers or agents; and

•	any exchange or market on which the securities are listed or to which application will be made to list the securities.

We and/or the selling stockholder may designate agents to solicit purchases for the period of their appointment and to sell securities on a continuing basis, including pursuant to “at the market offerings.”

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

We and/or the selling stockholders may offer these securities to the public through underwriting syndicates represented by managing underwriters or through underwriters without a syndicate. If underwriters are used, the securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise indicated in the related prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to customary conditions precedent and the underwriters will be obligated to purchase all the securities offered if any of the securities are purchased. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Underwriters and agents may from time to time purchase and sell the securities described in this prospectus and the relevant prospectus supplement in the secondary market, but are not obligated to do so. No assurance can be given that there will be a secondary market for the securities or liquidity in the secondary market if one develops. From time to time, underwriters and agents may make a market in the securities.

In order to facilitate the offering of the securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of these securities or any other securities the prices of which may be used to determine payments on these securities. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in the securities for their own accounts. In addition, to cover over-allotments or to stabilize the price of the securities or of any other securities, the underwriters may bid for, and purchase, the securities or any other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering, if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

Underwriters named in a prospectus supplement are, and dealers and agents named in a prospectus supplement may be, deemed to be “underwriters” within the meaning of the Securities Act in connection with the securities offered thereby, and any discounts or commissions they receive from us and any profit on their resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. We may have agreements with the underwriters, agents and dealers to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect of these liabilities. Underwriters, agents and dealers may engage in transactions with or perform services for us or our subsidiaries and affiliates in the ordinary course of business.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Unless indicated in the applicable prospectus supplement, we do not expect to apply to list the securities on a securities exchange.

LEGAL MATTERS

Greenberg Traurig, LLP will pass upon the validity of the securities covered by this prospectus. Any underwriters or agents will be advised about other issues relating to the offering by counsel to be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Bowman Consulting Group Ltd. incorporated by reference in Bowman Consulting Group Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2022, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public through the SEC’s Internet site at http://www.sec.gov. We make available free of charge on our website at http://www.bowman.com our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with the SEC.

We have filed a registration statement on Form S-3 with the SEC relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. For further information with respect to us and our securities, reference is made to the registration statement, including the exhibits incorporated therein by reference or filed therewith. Statements contained herein relating to the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit or incorporated by reference into the registration statement. Each such statement is qualified in its entirety by such reference. You may review a copy of the registration statement and the exhibits without charge through the SEC’s Internet site, also stated above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of the initial registration statement and prior to effectiveness of the registration statement and any reports filed by us with the SEC after the date of this prospectus and before the date that the offerings of the securities by means of this prospectus are terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC, which documents contain important information about us and our common stock:

•	our Annual Report on Form 10-K for the year ended December 31, 2022, filed on March 15, 2023;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, filed on May 9, 2023; June 30, 2023, filed on August 8, 2023; and September 30, 2023, filed on November 7, 2023;

•	our Current Reports on Form 8-K, filed on February 15, 2023; May 16, 2023; June 30, 2023; and November 17, 2023;

•

the description of our common stock set forth in our registration statement on Form 8-A12B filed on April 28, 2021 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any subsequent amendment or report filed for the purpose of updating that description, including Exhibit 4.2 to the Annual Report on Form 10-K; and

•

all subsequent documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement and after the date of this prospectus and before the termination of the offerings to which this prospectus relates.

This prospectus does not, however, incorporate by reference any documents or portions thereof, whether specifically listed above or furnished by us in the future, that are not deemed “filed” with the SEC, including information “furnished” pursuant to Items 2.02, 7.01 and 9.01 of Form 8-K.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Any information incorporated by reference herein is available to you without charge upon written or oral request. If you would like a copy of any of this information, please submit your request to us at the following address:

Bowman Consulting Group Ltd.

12355 Sunrise Valley Drive

Suite 520

Reston, Virginia 20191

Attn: Corporate Secretary

$50,000,000 of Shares of Common Stock

BOWMAN CONSULTING GROUP LTD.

PROSPECTUS SUPPLEMENT

BofA Securities   Baird   Roth Capital Partners

March   , 2024